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EXHIBIT 1

GILDAN ACTIVEWEAR INC.

LONG TERM INCENTIVE PLAN

SECTION 1 — BACKGROUND; PURPOSES OF THE PLAN

1.1
Background

  The GILDAN Stock Option Plan which became effective June 24, 1998 has been amended on December 3, 2003 to (i) change the name of the said plan to "Long Term Incentive Plan of GILDAN", and (ii) allow the board of directors to grant, in addition to the options originally provided for under the plan, restricted share units to its officers, key employees and non-employee directors in accordance with the terms and conditions further described herein.

1.2
Purposes

  The purposes of the Long Term Incentive Plan of GILDAN are to assist and encourage officers, employees and non-employee directors of GILDAN ACTIVEWEAR INC. (the "Corporation") to work towards and participate in the growth and development of the Corporation and to assist the Corporation in attracting, retaining and motivating its officers, key employees and non-employee directors.

SECTION 2 — DEFINITIONS

For the purposes of this Plan, the following terms shall have the following meanings:

2.1
"Award" means the RSUs granted to an Eligible Participant under the Plan on an Award Date, evidenced by an Award Agreement and subject to the terms and conditions of the Plan and the Award Agreement;

2.2
"Award Agreement" means an agreement, substantially in the form of the agreement set out in Schedule C to this Plan, entered into by an Eligible Participant and the Corporation pursuant to which an Award is granted to the Eligible Participant in accordance with the Plan, and containing such additional terms and conditions not inconsistent with the Plan as the Board shall deem desirable;

2.3
"Award Date" means the date on which an Award is granted, which date may be on or, if determined by the Board at the time of grant, after the date that the Board resolves to grant the Award;

2.4
"Board" means the board of directors of the Corporation;

2.5
"Change of Control" has the meaning set forth in Schedule A hereto;

2.6
"Corporation" means GILDAN ACTIVEWEAR INC. and its subsidiaries;

2.7
"Early Vesting Date" has the meaning attributed thereto in section 6.4 hereto;

2.8
"Eligible Participant" means any officer, key employee or non-employee director of the Corporation designated by the Board as eligible to participate in the Plan;

2.9
"Exercise Price" means the price per Share at which Shares may be subscribed for by an Optionee pursuant to a particular Option Agreement;

2.10
"Expiry Date" means the date on which an Option expires pursuant to the Option Agreement relating to that Option;

2.11
"GILDAN Market Value" means the higher of the closing price of the Shares on either the Toronto Stock Exchange or the New York Stock Exchange on the date preceding the date of calculation;

2.12
"Grant Date" means the date on which an Option is granted, which date may be on or, if determined by the Board at the time of grant, after the date that the Board resolves to grant the Option;

2.13
"Notice of Exercise" means a notice in the form prescribed by the Company from time to time, from an Optionee to the Corporation, or any third party appointed by the Board for the purpose of processing such notices under the Plan, giving notice of the exercise or partial exercise of an Option previously granted to the Optionee;

2.14
"Option" means an option to subscribe Shares granted to an Eligible Participant pursuant to the terms of the Plan;

2.15
"Option Agreement" means an agreement, substantially in the form of the agreement set out in Schedule B to this Plan, between the Corporation and an Eligible Participant setting out the terms of an Option granted to the Eligible Participant;

2.16
"Optioned Shares" means the Shares that may be subscribed for by an Optionee pursuant to a particular Option Agreement;

2.17
"Optionee" means an Eligible Participant to whom an Option has been granted;

2.18
"Permanent Disability" shall mean incapacity due to a physical or mental illness which is determined by the Corporation to cause a permanent impairment in the ability of the Eligible Participant to perform his or her duties as employee;

2.19
"Outstanding Issue" shall have the meaning, if any, set forth under the rules and policies of the Toronto Stock Exchange or any other stock exchanges upon which the Shares are then listed relating to Share Compensation Arrangements based however, on a deemed conversion of all Class B Multiple Voting Shares of the Corporation then issued and outstanding;

2.20
"Plan" means the Long Term Incentive Plan of GILDAN, as amended;

2.21
"Restricted Share Unit" or "RSU" means the right of an Eligible Participant to whom a grant of such unit is made to receive a Share on the Vesting Date (or Early Vesting Date, as the case may be) upon the attainment of specified performance objectives, if any, as determined by the Board in accordance with section 6.1, unless such unit expires prior to its Vesting Date;

2.22
"RSU Holder" means an Eligible Participant to whom an Award has been granted;

2.23
"RSU Shares" means the Shares that an RSU Holder may receive pursuant to a particular Award Agreement, it being understood that such Shares are to be issued from treasury;

2.24
"Share Compensation Arrangement" means any stock option, stock option plan, employee stock purchase plan, share unit plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares;

2.25
"Shares" means Class A Subordinate Voting Shares of the Corporation;

2.26
"Total Shares" has the meaning attributed thereto in section 3.3 hereto;

2.27
"Vesting Date" means, in respect of an Award, the date when the Award is fully vested as determined by the Board in accordance with section 6.1; and

2.28
"Vesting Period" means in respect of an Award, the period between the Award Date of such Award and the Vesting Date of such Award.

SECTION 3 — GENERAL PROVISIONS OF THE PLAN

3.1
Administration

  The Plan will be administered by the Board or, if determined by the Board, by a compensation or human resources committee of the Board consisting of not less than three directors, all of whom shall be "outside" and "independent" directors within the meaning of the regulations on corporate governance applicable to the Corporation. If a committee is appointed to administer the Plan, all reference in this Plan to the Board will be deemed to be references to the committee, with the exception that if a committee is appointed, pursuant to this section, to administer the Plan, approval of the Board as to the number of Options or Awards granted and the number of Shares subject to such Options or Awards will be required, and the Board shall retain ultimate authority in connection with all decisions made by the committee in the administration of the Plan.

  The Board may appoint one or more third parties to perform such administrative duties under the Plan as the Board may delegate from time to time, including all record keeping activities as well as the processing of Notices of Exercise.

3.2
Interpretation

  The Board or committee, as the case may be, has full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such determinations as it deems necessary or desirable for the administration of the Plan and all such interpretations, determinations or other actions taken by the Board (or committee, as the case may be) shall be final and binding on the Corporation and each Eligible Participant and conclusive for all purposes thereunder.

  Words denoting the singular number include the plural and vice versa and words denoting the masculine include the feminine.

3.3
Shares Reserved for the Plan

  Subject to adjustment under section 7 and any applicable limitations set forth at paragraph 3.8, the maximum number of Shares that are issuable under the Plan shall not exceed 2,768,888 Shares (the "Total Shares"). Of the Total Shares, 2,652,554 Shares are currently reserved for issuance pursuant to the exercise of Options and the balance, namely 116,334 Shares, shall be reserved for issuance upon the vesting of Awards. Any Shares subject to Options that expire or terminate in accordance with the terms of the Plan without having been exercised and any Awards that expire without vesting, may be made subject to a further Option or Award, as the case may be. Should further Shares become so available under the Plan, the Board has the discretionary authority to allocate a higher number of Shares to be reserved for issuance upon the vesting of the Awards or upon the exercise of Options, as the case may be, the whole without increasing the amount of Total Shares. Notwithstanding the foregoing, the maximum number of Shares which can be reserved for issuance upon vesting of RSUs under the Plan shall at no time exceed 300,000 Shares. No fractional Shares may be issued under the Plan.

3.4
Eligibility

  Subject to the limitations set forth at section 3.8, Options and/or Awards may be granted by the Board to any Eligible Participant, except that H. Gregory Chamandy, Glenn J. Chamandy and Edwin B. Tisch shall not be eligible to receive RSUs under the Plan.

3.5
Non-Exclusivity

  Nothing contained in this Plan will prevent the Board from adopting other or additional Share Compensation Arrangements, subject to obtaining the prior approval of applicable regulatory authorities, including those stock exchanges upon which the Shares are then listed or any other approvals as may be required in the circumstances.

3.6
Amendment of Plan, Options or Awards

  The Board may amend, suspend or terminate the Plan, any Option or any Award granted thereunder at any time, provided that no such amendment, suspension or termination may:

  (a)
  be made without obtaining any required regulatory approval, including of the stock exchanges upon which the Shares are then listed or, if requested by such regulatory authority, any shareholder approval;

  (b)
  in the case of Options, alter or impair any rights of an Optionee under Options previously granted without the consent or the deemed consent of the Optionee; and

  (c)
  in the case of Awards, alter or impair any rights of a RSU Holder under Awards previously granted without the consent or the deemed consent of the RSU Holder.

3.7
Compliance with Laws and Stock Exchange Rules

  The Plan, the grant and exercise of Options under the Plan, the grant and vesting of Awards under the Plan and the issuance of Shares on exercise of Options or vesting of Awards, as the case may be, will be subject to all applicable federal, provincial and foreign laws, as well as all applicable policies, rules and regulations of any stock exchanges on which the Shares are listed for trading, including requirements as to listing of the Shares on such stock exchanges. Shares issued to Optionees pursuant to the exercise of Options and Shares issued to RSU Holders pursuant to the vesting of Awards may be subject to limitation on sale or resale under applicable securities laws.

3.8
Quantitative Limitations

  Notwithstanding anything to the contrary herein provided, (i) the maximum number of Shares that may be reserved for issuance to any one person, whether pursuant to the exercise of Options or pursuant to the vesting of Awards granted under the Plan, as well as under any other Share Compensation Arrangements, shall not exceed 5% of the Outstanding Issue at the time of grant; (ii) the total number of Shares reserved for issuance to insiders under the Plan, whether pursuant to the exercise of Options or pursuant to the vesting of Awards, as well as under any other Share Compensation Arrangements shall not, unless shareholder approval is obtained, exceed 10% of the Outstanding Issue; and (iii) the number of Shares which may be issued under the Plan, whether pursuant to the exercise of Options or the vesting of Awards, as well as under any other Share Compensation Arrangements, in a one-year period shall not exceed (a) 10% of the Outstanding Issue, in the case of Shares issued to insiders, or (b) 5% of the Outstanding Issue, in the case of Shares issued to any one insider and his/her associates.

SECTION 4 — GRANT OF OPTIONS

4.1
Grant of Options

  The Board shall from time to time, at its entire discretion, designate the Eligible Participants to whom a grant of Options shall be made, the number of Shares covered by such Options, and the Grant Date. The Board shall further have discretion to establish, within the restrictions set forth in the Plan, the time of exercise, Expiry Dates, exercise price and other particulars applicable to an Option granted hereunder.

4.2
Option Agreement

  Upon the grant of an Option, the Corporation will deliver to the Eligible Participant selected to receive same, an Option Agreement dated as of the Grant Date, containing the terms of the Option and executed by the Corporation, and upon delivery to the Corporation of the Option Agreement executed by the Eligible Participant in question, the Eligible Participant in question will be an Optionee under the Plan and have the right to purchase the Optioned Shares on the terms set out in the Option Agreement and in the Plan.

4.3
Exercise Price

  The Exercise Price for an Option will be determined by the Board at the time of grant and will not be less than the GILDAN Market Value at the Grant Date.

4.4
Time of Exercise

(a)
Unless the Board otherwise determines, but provided that (i) no Option may be exercised in whole prior to the second anniversary of the Grant Date and (ii) that the term of an Option will not exceed ten years, an Option may be exercised by an Optionee as follows:

(i)
on and after the second anniversary of the Grant Date, as to 33 1/3% of the Optioned Shares or any part thereof;

(ii)
on and after the third anniversary of the Grant Date, as to an additional 33 1/3% of the Optioned Shares or any part thereof; and

(iii)
on and after the fourth anniversary of the Grant Date, as to the remaining 33 1/3% of the Optioned Shares or any part thereof.

(b)
Upon the occurrence of transactions that would result in a Change of Control, all Options become exercisable as of the date of the Change of Control, unless otherwise determined by the Board prior to the occurrence of the Change of Control.

4.5
Expiry Date

  The Expiry Date of an Option will be determined by the Board at the time of grant, subject however to a maximum term of ten years from the Grant Date and will be subject to the provisions of section 4.6 relating to early expiry.

4.6
Early Expiry of Options

  Unless otherwise determined by the Board at or after the time of grant, and subject to the maximum term referred to at section 4.5 hereof:

  (a)
  Options will expire immediately upon the Optionee ceasing to be an Eligible Participant as a result of being dismissed from his office or employment for cause;

  (b)
  Options will expire before its Expiry Date in the following events and manner:

  (i)
  if an Optionee resigns his office or employment, the portion of any Option held by such Optionee that is exercisable at the date of resignation may be exercised by the Optionee during the period ending sixty days after the date of resignation;

  (ii)
  if an Optionee is dismissed without cause, the portion of any Option held by such Optionee that is exercisable at the date of dismissal or termination may be exercised by the Optionee during the period ending sixty days after the date of dismissal or termination;

  (iii)
  if an Optionee dies or his employment with the Corporation is terminated due to Permanent Disability, the portion of any Option held by such Optionee that would be exercisable at the date of the death of the Optionee or of termination may be exercised by the Optionee or the legal personal representative of the Optionee, as the case may be, during the period ending twelve months after the death of the Optionee or after the date of termination;

  (iv)
  if an Optionee attains the normal retirement age established by the Corporation from time to time, and unless the Board otherwise decides, the portion of any Option held by such Optionee that would be exercisable at the date of retirement may be exercised by the Optionee during the period ending twelve months after the date of retirement; and

  (c)
  the portion of any Option which is not exercisable at the time of the occurrence of an event contemplated at (a) or (b) above shall be immediately forfeited.

4.7
Non-Assignable

  Except as provided in section 4.6(b)(iii), an Option may be exercised only by the Optionee and will not be assignable.

4.8
No Implied Rights

(a)
An Optionee will only have rights as a shareholder of the Corporation with respect to those of the Optioned Shares that the Optionee has acquired through the exercise of an Option in accordance with its terms.

(b)
Nothing in this Plan or in any Option Agreement will confer or be construed as conferring on an Optionee any right to remain as an officer, key employee or non-employee director of the Corporation, or on an Eligible Participant the right to be granted Options or Awards hereunder.

SECTION 5 — EXERCISE OF OPTIONS

5.1
Manner of Exercise

  An Optionee who wishes to exercise an Option may do so by delivering the following to the Corporation, or to a third party appointed or designated by the Company for that purpose under the Plan, on or before the Expiry Date of the Option;

  (a)
  a completed Notice of Exercise; and

  (b)
  if applicable, a cheque or bank draft in Canadian funds payable to the Corporation, or to the third party mentioned above, for the aggregate Exercise Price for the Optioned Shares being acquired.

  If pursuant to section 4.6(b)(iii), the Option may be exercised by the legal personal representative of the Optionee, such representative, in addition to delivering to the Corporation, or to the third party mentioned above, the Notice of Exercise and, if applicable, the cheque or bank draft described above, shall also be required to deliver to the Corporation, or such third party, sufficient and satisfactory evidence of their status.

5.2
Delivery of Share Certificate

  Not later than five business days after receipt of the Notice of Exercise and payment in full for the Optioned Shares being acquired, the Corporation will direct its transfer agent to issue a certificate in the name of the Optionee (or, if deceased, his estate) for the number of Optioned Shares purchased by the Optionee (or his estate), which will be issued as fully paid and non-assessable Shares.

SECTION 6 — GRANT OF AWARDS

6.1
Grant of Awards

  The Board shall from time to time designate the Eligible Participants to whom a grant of RSUs shall be made and shall determine the number of RSUs granted under the Award. The Board shall further have discretion to establish at the time of grant, within the restrictions set forth in the Plan, the Award Date, the Vesting Date, the performance objectives which must be attained for the Award to vest, if any, and other particulars applicable to an Award granted hereunder.

6.2
Award Agreement

  Upon the grant of an Award, the Corporation will deliver to the Eligible Participant selected to receive same an Award Agreement dated as of the Award Date, containing the terms of the Award and executed by the Corporation, and upon delivery to the Corporation of the Award Agreement executed by the Eligible Participant in question, the Eligible Participant in question will be an RSU Holder under the Plan and, subject to vesting, have the right to receive the RSU Shares on the terms set out in the Award Agreement and in the Plan.

6.3
Vesting Date

  The Vesting Date of an Award will be determined by the Board at the time of grant, subject however to a maximum term of ten years from the Award Date and will be subject to the provisions of section 6.4 relating to early vesting or expiry.

  Upon the occurrence of transactions that would result in a Change of Control, any Award, whether or not vesting is subject to the attainment of performance objectives, shall vest as of the date of the Change of Control, unless otherwise determined by the Board prior to the occurrence of the Change of Control.

6.4
Early Vesting or Expiry of Awards

(a)
Unless otherwise determined by the Board at or after the time of grant, and subject to the maximum term referred to at section 6.3 hereof:

(i)
Where vesting of an Award is subject to the attainment of performance objectives, such Award, or part thereof, shall expire on the Vesting Date if such performance objectives have not been attained, the whole in accordance with the terms and conditions of the applicable Award Agreement.

(ii)
Any Award, whether or not subject to the attainment of performance objectives, shall expire immediately upon the RSU Holder thereof ceasing to be an Eligible Participant as a result of being dismissed from his office or employment for cause.

(iii)
Where vesting of an Award is not subject to the attainment of performance objectives, such Award shall vest before its Vesting Date or expire, as the case may be, in the following events and manner:

(1)
if an RSU Holder resigns his office or employment, the Award held by such RSU Holder shall expire immediately on the date of resignation;

(2)
if an RSU Holder is dismissed without cause, the Award held by such RSU Holder shall vest immediately on the date of dismissal in accordance with section 6.4(b);

(3)
if an RSU Holder dies or his employment with the Corporation is terminated due to Permanent Disability, the Award held by such RSU Holder shall vest immediately on the date of the death of the RSU Holder or on the date of termination, as the case may be, in accordance with section 6.4(b); and

(4)
if an RSU Holder attains the normal retirement age established by the Corporation from time to time, the Award held by such RSU Holder shall vest immediately on the date of retirement in accordance with section 6.4(b).

(iv)
Any Award for which the vesting is subject to the attainment of a performance objective and which has not vested at the time of the occurrence of an event contemplated in section 6.4(a)(iii)(1) to (4) above shall expire immediately upon the occurrence of such event.

  (b)
  In the case of the occurrence of an event contemplated in sections 6.4(a)(iii)(2), (3) and (4) or in the case of a Change of Control, and notwithstanding anything to the contrary herein provided, the RSU Holder (or, if deceased, his legal representative) of such early vesting Award shall be entitled to receive, on the date of the death of the RSU Holder, the date of termination due to Permanent Disability, the date of retirement or the date of the Change of Control, as the case may be (each an "Early Vesting Date"), the number of Shares equal to:

The number of RSU Shares underlying the Award	X	Number of days elapsed between the Award Date of the Award and the Early Vesting Date Number of days in the Vesting Period of such Award unless otherwise determined by the Board at or after the time of the grant.

6.5
Non-Assignable

  An Award will not be assignable. Notwithstanding the foregoing, in the case where an RSU Holder dies and the vesting of his Award is accelerated in the manner set forth in section 6.4(a)(iii)(3), his legal representative shall have the rights of such RSU Holder under the Plan and the Award Agreement.

6.6
No Implied Rights

(a)
An RSU Holder will only have rights as a shareholder of the Corporation with respect to those of the RSUs Shares, if any, that the RSU Holder has received upon the vesting of an Award in accordance with its terms.

(b)
Nothing in this Plan or in any Award Agreement will confer or be construed as conferring on an RSU Holder any right to remain as an officer, key employee or non-employee director of the Corporation, or an Eligible Participant the right to be granted Options or Awards hereunder.

6.7
Vesting of the Award

  Unless an Award has expired in accordance with sections 6.4(a)(i), (ii), (iii)(1), (iii)(2) and (iv), the Corporation shall not later than five business days after the Vesting Date (or after the Early Vesting Date, as the case may be), issue from treasury the number of RSU Shares represented by such vested Award (or the number of Shares determined in accordance with section 6.4(b), as the case may be) and direct its transfer agent to issue a certificate in the name of the RSU Holder of such vested Award (or, if deceased, his legal representative) for the number of the RSU Shares above mentioned which will be issued as fully paid and non-assessable Shares.

SECTION 7 — ADJUSTMENT TO SHARES

The number of Shares delivered to an Optionee upon the exercise of an Option, or to an RSU Holder upon the vesting of an Award, will be adjusted in the following events and manner, subject to the requirements of applicable regulatory authorities, including the stock exchanges on which the Shares are then listed, and to the right of the Board to make such other or additional adjustments as are appropriate in the circumstances:

  (a)
  upon (i) a subdivision of the Shares into a greater number of Shares, (ii) a consolidation of the Shares into a lesser number of Shares or (iii) the issue of a stock dividend to holders of the Shares, the Corporation will deliver upon the exercise of an Option or upon vesting of an Award, as the case may be, in addition to or in lieu of the number of Optioned Shares in respect of which the right to purchase is being exercised or the number of RSU Shares underlying an Award, as the case may be, and without the Optionee or the RSU Holder making payment therefore, such greater or lesser number of Shares as would have resulted from the subdivision, consolidation or stock dividend if the Optioned Shares or the RSU Shares, as the case may be, had been issued and outstanding at the relevant time;

  (b)
  upon a capital reorganization, reclassification or change of the Shares, a consolidation, an amalgamation, arrangement or other form of business combination of the Corporation with another corporation or a sale, lease or exchange of all or substantially all of the property of the Corporation, the Corporation will deliver upon the exercise of an Option or upon vesting of an Award, as the case may be, in lieu of the number of Optioned Shares in respect of which the right to purchase is being exercised or the RSU Shares underlying an Award, as the case may be, the kind and amount of shares or other securities or property as would have resulted from such event if the Optioned Shares or the RSU Shares, as the case may be, had been issued and outstanding at the relevant time.

Comparable and corresponding adjustments as set forth above will be made to the number and kind of Shares authorized for issuance under the Plan, regardless of whether such Shares are covered by Options or Awards at the relevant time. An adjustment will take effect at the time of the event giving rise to the adjustment, and the adjustments provided for in this section are cumulative.

The Corporation will not be required to issue fractional Shares or other securities under the Plan and any fractional interest in a Share or other security that would otherwise be delivered upon exercise of an Option or upon vesting of an Award will be cancelled without payment therefore.

SECTION 8 — EFFECTIVE DATE

The Plan came into effect on June 24, 1998 and was amended, subject to shareholder and regulatory approval on December 3, 2003 as well as on May 4, 2004.

SCHEDULE A — DEFINITION OF "CHANGE OF CONTROL"

For purposes of this Plan, a "Change of Control" shall mean a change in control of the Corporation of a nature that would be required to be reported, whether or not the Corporation is then subject to such reporting requirement, provided that, without limitation, a Change in Control shall be deemed to have occurred if:

  (a)
  any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person, becomes the "beneficial owner", directly or indirectly, of securities of the Corporation representing twenty (20) percent or more of the combined voting power of the Corporation's then outstanding securities entitled to vote in the election of directors of the Corporation (the "Corporation Voting Securities"); provided, however, that any acquisition of Corporation Voting Securities by the Corporation or any of its subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its subsidiaries, or any corporation with respect to which, following such acquisition, substantially all of the combined voting power of the then outstanding voting securities of such Corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners of Corporation Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership immediately prior to such acquisition, shall not constitute a Change in Control;

  (b)
  individuals who, on the date of implementation of the Plan, constitute the Board and any new directors whose appointment by the Board or whose nomination for election by the Corporation's shareholders was approved by a vote of at least three-quarters (3/4) of the directors then still in office who either were directors on the date of implementation of the Plan or whose appointment or nomination for election was previously so approved cease for any reason to constitute a majority of the members of the Board;

  (c)
  assets of the Corporation representing fifty (50) percent or more of the net book value of the assets of the Corporation determined as of the date of the audited financial statements of the Corporation then most recently published, are sold, liquidated or distributed; or

  (d)
  ten (10) percent or more of the value of the assets of the Corporation or the voting securities of the Corporation are about to be transferred or have been transferred because of any taking, seizure or defeasance as a result of, or in connection with (i) nationalization, expropriation, confiscation, coercion, force or duress or other similar action or (ii) the imposition of a confiscatory tax, assessment or other governmental charge or levy. The value of the assets of the Corporation shall be determined as of the date of the audited financial statements of the Corporation most recently published prior to the date of the transfer.

A Change in Control shall also be deemed to occur as of the date the Corporation executes an agreement which, if carried out, would result in the occurrence of a Change in Control as described above.

SCHEDULE B — FORM OF OPTION AGREEMENT

LONG TERM INCENTIVE PLAN
OPTION AGREEMENT

This Option Agreement is entered into between GILDAN ACTIVEWEAR INC. (the "Corporation") and the Optionee named below pursuant to the Long Term Incentive Plan of the Corporation (the "Plan"), a copy of which is attached hereto, and confirms that:

  1.
  on                                              (the "Grant Date");

  2.
                                                    (the "Optionee");

  3.
  was granted a non-assignable option to
  purchase                                                                           Shares (the "Optioned Shares") of the Corporation, in accordance with the terms of the Plan;

  4.
  at a price (the "Exercise Price") of $                                   per Share: and

  5.
  for a maximum term expiring at 5:00 P.M., Eastern Time                          (the "Expiry Date");

all on the terms and subject to the conditions set out in the Plan. By signing this agreement, the Optionee acknowledges that he or she has read and understands the Plan, and agrees to be bound thereby.

This Agreement and all related documents have been drawn up in the English language at the specific request of the parties hereto. La présente entente, ainsi que tout autre document y afférent, ont été rédigés en langue anglaise à la demande expresse des parties.

IN WITNESS WHEREOF the Corporation and the Optionee have executed this Option Agreement as of

By:

By:

Name of Optionee
Signature of Optionee

SCHEDULE C — FORM OF AWARD AGREEMENT

LONG TERM INCENTIVE PLAN
AWARD AGREEMENT

This Award Agreement is entered into between GILDAN ACTIVEWEAR INC. (the "Corporation") and the RSU Holder named below pursuant to the Long Term Incentive Plan of the Corporation (the "Plan"), a copy of which is attached hereto, and confirms that:

  1.
  on                                              (the "Award Date");

  2.
                                                    (the "RSU Holder");

  3.
  was granted                                              non-assignable restricted share units (the "Award");

  4.
  vesting of the Award shall:

    ☐ not be subject to the attainment of performance objectives; or

    ☐ be subject to the attainment of the following performance objectives:

                                                                                                                                                       ;

  5.
  the Award shall vest at 5:00 P.M., Eastern Time                                              (the "Vesting Date");

all on the terms and subject to the conditions set out in the Plan. By signing this agreement, the RSU Holder acknowledges that he or she has read and understands the Plan, and agrees to be bound thereby.

This Agreement and all related documents have been drawn up in the English language at the specific request of the parties hereto. La présente entente, ainsi que tout autre document y afférent, ont été rédigés en langue anglaise à la demande expresse des parties.

IN WITNESS WHEREOF the Corporation and the RSU Holder have executed this Award Agreement as of

By:

By:

Name of RSU Holder
Signature of RSU Holder

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GILDAN ACTIVEWEAR INC. LONG TERM INCENTIVE PLAN
TABLE OF CONTENTS
SCHEDULE A — DEFINITION OF "CHANGE OF CONTROL"
SCHEDULE B — FORM OF OPTION AGREEMENT
SCHEDULE C — FORM OF AWARD AGREEMENT